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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

IGNITE RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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IGNITE RESTAURANT GROUP, INC.
9900 Westpark Drive
Suite 300
Houston, Texas 77063

April 26, 2013

Dear Stockholder:

        We cordially invite you to attend the 2013 Annual Meeting of Stockholders of Ignite Restaurant Group, Inc. to be held on Tuesday, June 4, 2013, at 9:00 a.m. local time at the Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042.

        The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the Proxy Statement.

        On April 26, 2013, we began mailing our proxy materials and annual report. For information on how to vote your shares, please refer to the Proxy Statement and proxy card you received to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. Your vote is important. To be sure your shares are voted at the meeting, even if you plan to attend the meeting in person, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares in person if you are able to attend.

        On behalf of your board of directors, thank you for your continued support of and interest in Ignite Restaurant Group, Inc.

Sincerely,

Paul R. Vigano Chairman of the Board

IGNITE RESTAURANT GROUP, INC.
9900 Westpark Drive
Suite 300
Houston, Texas 77063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 4, 2013

Time:	9:00 a.m. local time
Date:	June 4, 2013
Place:	Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042
Record Date:	Stockholders of record at the close of business on April 24, 2013 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.
Purpose:	(1) Elect two directors nominated by the Board of Directors for a term that expires at the 2016 annual meeting of stockholders;
(2) Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013; and
(3) Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Stockholders Register:
A list of the stockholders entitled to vote at the annual meeting may be examined during regular business hours at our executive offices, 9900 Westpark Drive, Suite 300, Houston, Texas 77063, during the ten-day period preceding the meeting.

By order of the Board of Directors,

Edward W. Engel Senior Vice President, General Counsel and Secretary

April 26, 2013

IGNITE RESTAURANT GROUP, INC.
9900 Westpark Drive
Suite 300
Houston, Texas 77063

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

  •
  June 4, 2013 at 9:00 a.m. local time

  •
  Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042

  •
  The record date is April 24, 2013

Items of Business

Proposal		Board Vote Recommendation	Page Reference (for more information)
1.	Elect two directors named in this proxy statement for terms that expire at the 2016 annual meeting	FOR ALL	8
2.	Ratify the appointment of our independent registered public accounting firm for fiscal year 2013	FOR	19

Director Nominees

        The Board of Directors (the "Board") of Ignite Restaurant Group, Inc. ("we," "our," "us," the "Company," or "Ignite") is asking you to elect the two nominees for director named below for terms that expire at the 2016 annual meeting of stockholders. The following table provides summary information about the two director nominees. The directors will be elected by a plurality vote. For more information about the director nominees, see page 8.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term
Zane Leshner	70	Restaurant and food industry consultant	Industry, Leadership, Strategic, Governance	Independent	Compensation (Chair)	FY 2016
Joseph N. Stein	52	Restaurant and franchise consultant, a CFO Partner of Accordion Partners CFO Leadership Group	Industry, Strategic, Leadership, Financial	Independent	Audit (if elected)	FY 2016

Continuing Directors

        The following table provides summary information about the four continuing directors whose terms expire at the 2014 and 2015 annual meetings. For more information about the continuing directors, see page 9.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term
Raymond A. Blanchette, III	46	Chief Executive Officer, Ignite Restaurant Group, Inc.	Leadership, Operational, Strategic, Industry	—	—	FY 2014
Brian N. Cherry	38	Managing Director of J.H. Whitney	Financial, Strategic, Leadership, Industry	Non- Employee	Governance and Nominating	FY 2015
Ann Iverson	69	Consultant	Leadership, Industry, Financial, Accounting	Independent	Audit (Chair)	FY 2014
Paul R. Vigano	41	Co-Managing Partner of J.H. Whitney	Financial, Strategic, Leadership, Industry	Non- Employee	Compensation, Governance and Nominating	FY 2015
Fritzi G. Woods	53	President and CEO of Women's Foodservice Forum	Leadership, Industry, Financial, Accounting	Independent	Audit	FY 2015

Ratification of the Appointment of the Independent Registered Public Accounting Firm

        The Board is asking you to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2013. Set forth below is summary information with respect to the fees for services provided to us during the fiscal years ended December 31, 2012 and January 2, 2012. For more information see page 20.

	FY 2012	FY 2011
Fees Billed:
Audit Fees	$2,201,878	$1,086,914
Audit-Related Fees	35,011	10,955
Tax Fees	26,960	96,300
All Other Fees	1,919	—

Total	$2,265,768	$1,194,169

2012 Compensation Summary

        The following table summarizes the compensation of our chief executive officer, chief financial officer and our three other highest paid executive officers, to whom we refer collectively as the named executive officers, for fiscal year 2012.

Name	Salary ($)	Bonus ($)		Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Raymond A. Blanchette, III	577,884	—		1,127,100	365,969	16,094	2,087,047
James F. Mazany	270,673	—		281,775	147,026	10,754	710,228
James W. Kuhn	235,000	—		198,900	126,592	14,700	575,192
Robin N. Ahearn	220,673	300,000	(3)	198,900	93,298	275	813,146
Jeffrey L. Rager(2)	265,577	—		281,775	—	4,650	552,002

(1)
Represents the grant date fair value of the SARs that were granted following our initial public offering (IPO).

(2)
Mr. Rager's last day of employment with us was January 4, 2013.

(3)
Ms. Ahearn received a one-time $300,000 cash bonus in connection with the IPO. The bonus was given to provide Ms. Ahearn with compensation substantially equivalent to amounts that were realized by other senior executives in connection with their sale of common stock in the IPO, as Ms. Ahearn had not been provided equity awards in line with the other senior executive officers prior to the IPO.

        For more information about the compensation paid, see Executive Compensation on page 23.

2014 Annual Meeting of Stockholders

        Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in May or June 2014 pursuant to SEC Rule 14a-8 must be received by us by December 27, 2013. Director nominations or other business to be brought before the 2014 Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, must be received by us between February 4, 2014 and March 6, 2014. For more information see page 40.

PROXY STATEMENT

        The board of directors is furnishing this information in connection with the solicitation of proxies for the annual meeting of stockholders to be held on June 4, 2013. We anticipate that the Proxy Statement, 2012 Annual Report to Stockholders and proxy card will first be mailed to stockholders on or about April 26, 2013.

        All properly executed written proxies, and all properly completed proxies submitted by telephone or the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

        Only owners of record of shares of common stock of the Company at the close of business on April 24, 2013, the record date, are entitled to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. There were 25,640,602 shares of common stock issued and outstanding on the record date.

QUESTIONS RELATING TO THIS PROXY STATEMENT

What is a proxy?

        It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2013 Annual Meeting of Stockholders (the "Annual Meeting"). These officers are Raymond A Blanchette, III and Michael J. Dixon.

What is a proxy statement?

        It is a document that Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to vote designating Raymond A. Blanchette, III and Michael J. Dixon as proxies to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

        If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in street name.

What is the record date and what does it mean?

        April 24, 2013 is the record date for the annual meeting to be held on June 4, 2013. The record date is established by the board of directors as required by the Delaware General Corporation Law ("Delaware Law"). Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How do I vote as a stockholder of record?

        As a stockholder of record, you may vote by one of the four methods described below:

        By the Internet.    Depending on how your shares are held, you may be able to vote via the Internet. If this option is available to you, you will have received an insert with this proxy statement explaining the procedure. If this option is available to you and you have access to the Internet, we encourage you to vote in this manner. The Internet voting procedure is designed to verify the voting authority of stockholders. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded.

        By Telephone.    Depending on how your shares are held, you may be able to vote via telephone. If this option is available to you, you will have received an insert with this proxy statement explaining the procedure. The telephone voting procedure is designed to verify the voting authority of stockholders. The procedure allows you to vote your shares and to confirm that your vote has been properly recorded.

        By Mail.    You may sign and date your proxy card and mail it in the prepaid and addressed envelope enclosed therewith.

        In Person.    You may vote in person at the annual meeting.

How do I vote as a street name stockholder?

        If your shares are held in "street name" through a bank, broker or other nominee, you should receive information from the bank, broker or other nominee about your specific voting options. If you have questions about voting your shares, you should contact your bank, broker or other nominee. The availability of telephone and Internet voting depends on the voting processes of your bank, broker or other nominee.

        If you wish to vote in person at the annual meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your bank, broker or other nominee. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person, or legally appoint another proxy to vote on your behalf.

What if I sign and return a proxy card, but do not provide voting instructions?

        Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If no direction is specified on the proxy card, the proxy will be voted as follows:

  •
  for the election of the nominees for director described in this Proxy Statement; and

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  for ratification of the appointment of our independent registered public accounting firm for fiscal year 2013.

What if I change my mind after I return my proxy?

        You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

  •
  voting again by the Internet or by telephone, if available, prior to 11:59 p.m. Eastern Time, on June 3, 2013;

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  giving written notice to our Corporate Secretary that you wish to revoke your proxy and change your vote; or

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  voting in person at the annual meeting.

What is a quorum?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum. The inspector of elections appointed for the meeting will tabulate votes cast by proxy and in person at the meeting and determine the presence of a quorum.

Will my shares be voted if I do not vote by the Internet, vote by telephone, sign and return a proxy card, or attend the annual meeting and vote in person?

        If you are a stockholder of record and you do not vote by the Internet, vote by telephone, sign and return a proxy card or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

        If your shares are held in "street name" through a bank, broker or other nominee and you do not provide voting instructions before the Annual Meeting, your bank, broker or other nominee may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under certain rules to vote shares for which their customers do not provide voting instructions on "routine" matters.

        The ratification of the appointment of our independent registered public accounting firm is considered a "routine" matter under these rules. Therefore, brokerage firms are allowed to vote their customers' shares on this matter if the customers do not provide voting instructions. If your brokerage firm votes your shares on this matter because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

        When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that matter. This is called a "broker non-vote." Only the ratification of the appointment of our independent registered public accounting firm is considered a "routine" matter for this Proxy Statement. The election of director nominees is not considered a routine matter. Because the election of director nominees is not considered a "routine" matter for stockholder consideration, the brokers will not have discretionary authority to vote your shares with respect to such matter and if you do not instruct your bank or broker how to vote your shares, no votes will be cast on your behalf with respect to such matter.

        We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal?

        For Proposal 1—Election of Directors, you may vote for all nominees, withhold from all nominees or withhold from individual nominees.

        For Proposal 2—Ratification of the Appointment of our Independent Registered Public Accountants, you may vote for, against or abstain from voting.

How are votes tabulated?

        According to our By-Laws, each of the proposed items will be determined as follows:

        Proposal 1—Election of Directors:    The election of directors will be determined by a plurality of votes cast. If you do not vote on such proposal or cast a withhold vote, it will have no effect on such proposal.

        Proposal 2—Ratification of the Appointment of our Independent Registered Public Accountants:    The ratification of the appointment of our independent registered public accountants will be determined by a majority of votes cast affirmatively or negatively. If you abstain from voting on such proposal or your broker is unable to vote your shares, it will have the same effect as a vote against such proposal.

        Any other matters:    The voting results of any other matters are determined by a majority of votes cast affirmatively or negatively, except as may otherwise be required by law.

        No cumulative voting rights are authorized, and dissenters' rights are not applicable to the matters being voted upon.

How are proxies solicited and what is the cost?

        We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of Innisfree M&A Incorporated is $6,500 plus expenses.

Where can I find the voting results of the Annual Meeting?

        We expect to announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K within four business days of the Annual Meeting. We will file that report with the SEC, and you can get a copy from:

  •
  our website at www.igniterestaurants.com by clicking on the Investors link, followed by the SEC Filings link,

  •
  the SEC's website at www.sec.gov,

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  the SEC at (800) SEC-0330, or

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  our Corporate Secretary at 9900 Westpark Drive, Suite 300, Houston, Texas 77063.

How can I obtain a copy of the 2012 Annual Report to Stockholders and the Annual Report on Form 10-K for the year ended December 31, 2012?

        Our Annual Report to Stockholders for the year ended December 31, 2012, which includes our Annual Report on Form 10-K for the year ended December 31, 2012 accompanies this Proxy Statement. However, the Annual Report forms no part of the material for the solicitation of proxies.

        This report may also be accessed through our website at www.igniterestaurants.com by clicking on the Investors link, followed by the Financial Information link. In addition, our Annual Report on Form 10-K for the year ended December 31, 2012, is available from the SEC's website at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:

9900 Westpark Drive
Suite 300
Houston, Texas 77063
Attention: Corporate Secretary

PROPOSAL 1—ELECTION OF DIRECTORS

        Currently, our Board of Directors consists of seven directors in three classes, with two directors in Class I, two directors in Class II and three directors in Class III.

        The three director classes will initially serve as follows:

  •
  Class I, whose initial term will expire at the Annual Meeting;

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  Class II, whose initial term will expire at the annual meeting of stockholders to be held in 2014; and

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  Class III, whose initial term will expire at the annual meeting of stockholders to be held in 2015.

        The term of Zane Leshner, a Class I director, expires at the Annual Meeting. John F. Gilbert III, our other current Class I director is not standing for reelection at the Annual Meeting. We thank Mr. Gilbert for his service on our board of directors. Upon the recommendation of our Corporate Governance and Nominating Committee, Joseph N. Stein has been nominated by our board of directors for election at the Annual Meeting and Mr. Leshner has been nominated for re-election at the Annual Meeting. Mr. Stein was identified as a candidate for consideration by the Corporate Governance and Nominating Committee through recommendations sought by our Chairman from other business leaders. If elected, Messrs. Leshner and Stein will hold office for a three-year term until the annual meeting of stockholders to be held in 2016.

        In addition, at the annual meeting of stockholders to be held in 2014, the Class II directors will be elected for a term expiring at the annual meeting of stockholders to be held in 2016, and at the annual meeting of stockholders to be held in 2015, the Class III directors will be elected for a term expiring at the annual meeting of stockholders to be held in 2016. However, beginning with the annual meeting of stockholders to be held in 2016, all of our directors, Classes I, II and III, will be elected for a one-year term expiring at the next annual meeting of stockholders and until his or her successor shall be elected and qualified. Mr. Blanchette and Ms. Iverson are our current Class II directors, and Messrs. Cherry and Vigano and Ms. Woods are our current Class III directors.

        The persons named in the accompanying proxy, or their substitutes, will vote for the election of the two nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominees have consented to stand for election at this meeting. If either of the nominees becomes unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment. We do not know of any nominee of the board of directors who would be unable to serve as a director if elected. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

        Of the two director nominees listed below, Mr. Leshner is currently a director of the Company and Mr. Stein is not currently a director of the Company. The following is a brief summary of each director nominee's business experience and qualifications and other public company directorships held currently or in the last five years.

Director Nominees for Terms Expiring at the 2016 Annual Meeting

        Joseph N. Stein has served as a restaurant and franchise consultant since February 2011. Mr. Stein is also a CFO Partner of Accordion Partners CFO Leadership Group, a financial services firm. From January 2009 to February 2011, Mr. Stein was the Senior Vice President of Strategy & Innovation for El Pollo Loco, Inc., a restaurant concept, and was previously the Senior Vice President and Chief Financial Officer of El Pollo Loco, Inc. from 2002 to 2009. Mr. Stein has served in a variety of executive positions with other restaurant companies during his over 25 year career, including with Rubio's Restaurants, Inc., Checkers Drive-In Restaurants, Inc. and CKE Restaurants, Inc. Mr. Stein was also previously a certified public accountant for KPMG LLP. Mr. Stein is also a director of ROI Acquisitions Corp., a special purpose acquisition corporation in the restaurant and consumer goods industry.

        Mr. Stein's extensive experience as a senior executive officer in the restaurant industry, his accounting and financial expertise and his experience with strategic transactions provides him with the qualifications and skills to serve as a director.

        Zane Leshner was elected as a member of our board of directors in May 2012. Mr. Leshner has served as a restaurant and food service industry consultant since 1997. Throughout his 40 year career, Mr. Leshner has served in a variety of domestic and international executive positions with Burger King, Taco Bell, California Pizza Kitchen and also developed start-up restaurant concepts. Mr. Leshner holds a Bachelor of Science degree in Economics from Western Michigan University and a Juris Doctor from Memphis State University.

        Mr. Leshner's experience as a senior executive officer and senior legal counsel in the restaurant and food service industries provides him valuable and relevant experience in brand management, as well as significant experience dealing with domestic expansion, strategic planning and leadership of complex organizations and provides him with the qualifications and skills to serve as a director.

        The board of directors recommends that you vote FOR the two director nominees.

 Continuing Directors with Terms Expiring at the 2014 or 2015 Annual Meetings

        The directors listed below will continue in office for the remainder of their terms in accordance with our By-Laws.

        Raymond A. Blanchette, III has served as our Chief Executive Officer since February 2013, prior to which he served as our President and Chief Executive Officer since joining Ignite in May 2007 and has been a member of our board of directors since that time. Prior to joining Ignite, Mr. Blanchette served as President and Chief Operating Officer for Pick Up Stix, a leader in the quick-casual dining segment from April 2006. Mr. Blanchette also held multiple leadership positions both domestically and internationally during his 18-year tenure with Carlson Restaurants Worldwide (T.G.I. Friday's and Pick Up Stix), or "Carlson Restaurants," including Executive Director of International Business. Mr. Blanchette has more than two decades of restaurant experience and was the voluntary Chairman of the Great American Dine Out, an annual charity event sponsored by Share Our Strength, a non-profit organization which brings together thousands of restaurants nationwide to raise funds to end childhood hunger in America. Mr. Blanchette holds an M.B.A. from Southern Methodist University in Dallas, Texas. Mr. Blanchette has been elected to our board of directors until our 2014 annual meeting of stockholders.

        Mr. Blanchette's knowledge of our opportunities and challenges gained through his day-to-day leadership as our Chief Executive Officer, as well as his significant knowledge and understanding of the industry, specifically the casual dining segment, and his extensive associations in the restaurant industry, provide him with the qualifications and skills to serve as a director.

        Brian N. Cherry was elected as a member of our board of directors in May 2012. Mr. Cherry is a Managing Director of J.H. Whitney, a Connecticut-based private equity firm, where he has worked since 2000. Prior to joining J.H. Whitney, he was an investment professional with Cornerstone Equity Investors and prior to that he was a member of the merchant banking group at Donaldson, Lufkin & Jenrette, Inc. Mr. Cherry holds an A.B from Princeton University and an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Cherry currently serves as a director of several private companies. Mr. Cherry has been elected to our board of directors until our 2015 annual meeting of stockholders.

        Mr. Cherry's involvement with his respective firms' investments in many branded consumer companies over the past 12 years, including all of the firm's restaurant investments and his in-depth knowledge and industry experience, coupled with his skills in corporate finance, strategic planning and leadership of complex organizations, provides him with the qualifications and skills to serve as a director.

        Ann Iverson was elected as a member of our board of directors in December 2012. Ms. Iverson has provided international consulting services in Carefree, Arizona, since 1998. Prior to that, Ms. Iverson served as chief executive officer of Laura Ashley Holdings plc, Mothercare plc and Kay-Bee Toy Stores and chairman of Brooks Sports, Inc. She has also held executive positions with Bloomingdales and Federated Department Stores, Inc. Ms. Iverson is Chairman of the Board of Trustees of Thunderbird—The School of Global Management, and a member of Financo Global Consulting. Ms. Iverson is a member of the Board of Directors at Owens Corning, a publicly-traded manufacturer of composite and building materials systems, where she serves on the Audit and Finance Committees. Previously she served on a number of other public company boards including Shoe Pavilion, Inc. and Iconix. Ms. Iverson has been elected to our board of directors until our 2014 annual meeting of stockholders.

        Ms. Iverson has significant leadership experience as a chief executive officer in both the public and private sectors and as a business consultant. She provides the board a global perspective, with over 10 years experience as chief executive officer of large multinational companies. Among other skills and qualifications, Ms. Iverson's expertise in finance, branding, international business and marketing provide her with the qualifications and skills to serve as a director. We also value Ms. Iverson's contributions as an "audit committee financial expert" on our board of directors.

        Paul R. Vigano was elected as Chairman of our board of directors in May 2012. Mr. Vigano has served as Co-Managing Partner at J.H. Whitney, a Connecticut-based private equity firm, since April 2010 and has been a Managing Director since 2001. Mr. Vigano joined J.H. Whitney in 1998. Prior to joining J.H. Whitney, he was a member of the mergers and acquisitions group at Goldman, Sachs & Co. Mr. Vigano holds a B.B.A. degree from the University of Michigan where he graduated Phi Beta Kappa and an M.B.A. from Stanford Graduate School of Business. Mr. Vigano has been elected to our board of directors until our 2015 annual meeting of stockholders.

        Mr. Vigano currently serves as a director of several private companies, including several consumer product companies. His in-depth knowledge and experience in the branded consumer products industry, coupled with his skills in corporate finance, strategic planning and leadership of complex organizations, provides him with the qualifications and skills to serve as a director.

        Fritzi G. Woods was appointed as a member of our board of directors in March 2013. Ms. Woods has been the President and CEO of Women's Foodservice Forum, a corporate leadership development association dedicated to creating and implementing gender diverse leadership strategies for mid and senior level executives in some of the world's largest foodservice companies, since 2010. Ms. Woods was previously the chairman and CEO of PrimeSource Foodservice Equipment, Inc., a leading restaurant equipment distribution company, from 2003 to 2010. Prior to joining PrimeSource, Ms. Woods served in multiple senior executive roles at The Dallas Morning News, as finance controller for the Semi-Conductor Manufacturing Division of Motorola, executive deputy director for the Office of Administration at the State of Texas Natural Resources Conservation Commission, and as chief financial officer and vice president of finance and administration at the Greater Houston Convention & Visitors Bureau. Ms. Woods started her career as an auditor with Arthur Andersen & Co. Ms. Woods is also a member of the board of directors of Jamba, Inc., a publicly-traded chain of drink and smoothie retailers. She is also formerly a member of the board of directors of BUCA, a multi-chain restaurant company. Ms. Woods is a certified public accountant. Ms. Woods has been appointed to our board of directors until our 2015 annual meeting of stockholders.

        Ms. Woods has significant leadership experience as a chief executive officer in the restaurant industry. Among other skills and qualifications, Ms. Woods' expertise in accounting, finance and the restaurant industry provide her with the qualifications and skills to serve as a director. We also value Ms. Woods' contributions as an "audit committee financial expert" on our board of directors.

CORPORATE GOVERNANCE

Board Composition and Director Independence

        Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our board of directors currently consists of seven members, Raymond A. Blanchette, III, Brian N. Cherry, John F. Gilbert III, Ann Iverson, Zane Leshner, Paul R. Vigano and Fritzi G. Woods. Joseph N. Stein has been nominated to replace Mr. Gilbert who will not stand for reelection at the Annual Meeting. Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with each director serving a three-year term. Our classified board structure will continue and be in effect until the annual meeting of stockholders to be held in 2016 as described above in this Proxy Statement. Beginning with the 2016 annual meeting of stockholders, directors will be elected for a term expiring at the next annual meeting of stockholders and until his or her successor shall be elected and qualified, subject, however to prior death, resignation, retirement, disqualification or removal from office.

        We follow the director independence standards set forth in The NASDAQ Stock Market corporate governance standards and the federal securities laws.

        The board of directors reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the board of directors and its committees. During this review, the board of directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

        As a result of this review, the board of directors affirmatively determined that Messrs. Gilbert, Leshner and Stein and Mss. Iverson and Woods are "independent" for purposes of serving on the board of directors and meet the requirements set forth in our director independence guidelines.

Controlled Company

        J.H. Whitney VI controls a majority of the voting power of our outstanding common stock. As a result, we are a "controlled company" under The NASDAQ Stock Market corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements:

  •
  that a majority of our board of directors consists of "independent directors," as defined under the rules of The NASDAQ Stock Market;

  •
  that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  for an annual performance evaluation of the nominating and governance committees and compensation committee.

        These exemptions do not modify the independence requirements for our Audit Committee, and we currently comply with the requirements of Rule 10A-3 of the Exchange Act and the rules of The NASDAQ Stock Market required by such rules as described below.

 Board Leadership Structure

        Mr. Vigano serves as the Chairman of our board of directors. Although we do not have a formal policy on whether the role of the Chief Executive Officer and Chairman should be separate, we believe that having Mr. Vigano serve as a non-employee Chairman is preferable at this time. Our Chairman provides leadership to ensure that the board functions in an independent, cohesive fashion.

        We believe our Chief Executive Officer should be principally responsible for running the Company, while our Chairman is responsible for running the board. The board of directors has considered the time that is required of Mr. Blanchette as Chief Executive Officer and believes that by having another director serve as Chairman of the board, Mr. Blanchette is able to focus his entire energy on running Ignite. Under our Corporate Governance Guidelines and our bylaws, our Chairman:

  •
  provides leadership to the board of directors and facilitates communication between, and information flow to, the directors;

  •
  establishes the agenda for board meetings;

  •
  presides at board meetings, executive sessions and stockholder meetings;

  •
  gathers feedback from interviews with prospective director nominees; and

  •
  sees that all orders, resolutions and policies adopted or established by the board of directors are carried into effect.

        Our Chairman also has access to management and financial and other information as he deems appropriate from time-to-time to assist him and the board of directors in discharging their responsibilities.

        The board of directors determines its leadership structure from time to time. As part of the annual board self-evaluation process, the Corporate Governance and Nominating Committee and the board evaluate the board's leadership structure to ensure that the structure is appropriate for Ignite and its stockholders. We recognize that different board leadership structures may be appropriate for Ignite in the future, depending upon applicable circumstances. However, the board of directors believes the current leadership structure, with Mr. Blanchette as Chief Executive Officer and Mr. Vigano as Chairman of the board, is the appropriate structure for Ignite at this time.

Board Committees and Membership

        Our board of directors has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees reports to the board of directors as they deem appropriate, and as the board may request. The composition, duties and responsibilities of these committees are described below. The table below sets forth the current membership of each of the committees:

Director	Audit	Compensation	Corporate Governance and Nominating
Raymond A. Blanchette, III	—	—	—
Brian N. Cherry	—	—	X
John F. Gilbert III	X	X	Chair
Ann Iverson	Chair	—	—
Zane Leshner	—	Chair	—
Paul R. Vigano	—	X	X
Fritzi G. Woods	X	—	—

  Audit Committee

        The Audit Committee is responsible for, among other matters: (i) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (ii) discussing with our independent registered public accounting firm their independence from management; (iii) reviewing with our independent registered public accounting firm the scope and results of their audit; (iv) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (v) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (vi) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and (vii) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

        The SEC rules and The NASDAQ Stock Market rules require us to have all independent Audit Committee members within one year of the date of the completion of our initial public offering. Our board of directors has affirmatively determined that Mr. Gilbert and Mss. Iverson and Woods meet the definition of "independent directors" for purposes of serving on an Audit Committee under applicable SEC and The NASDAQ Stock Market rules and therefore, we have an entirely independent Audit Committee. In addition, Mss. Iverson and Woods each qualify as an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K. If elected to our board of directors at the Annual Meeting, we expect Mr. Stein to serve as an independent member of the Audit Committee.

        Our board of directors has adopted a written charter for the Audit Committee. The Audit Committee held seven meetings during the 2012 fiscal year.

  Compensation Committee

        The Compensation Committee is responsible for, among other matters: (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (iii) overseeing chief executive officer and executive succession planning; and (iv) administering our stock plans and other incentive compensation plans.

        Our board of directors has affirmatively determined that Messrs. Gilbert and Leshner meet the definition of an "independent director" for purposes of serving on a compensation committee under applicable SEC and The NASDAQ Stock Market rules. Mr. Vigano has been determined not to be an independent director due to fees paid by the Company to J.H. Whitney in connection with the termination of a management agreement in May 2012.

        Our board of directors has adopted a written charter for the Compensation Committee. The Compensation Committee held two meetings during the 2012 fiscal year.

  Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee is responsible for, among other matters: (i) identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; (ii) overseeing the organization of our board of directors to discharge the board's duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) overseeing our corporate governance guidelines and other governance principles applicable to us.

        Our board of directors has affirmatively determined that Mr. Gilbert meets the definition of an "independent director" for purposes of serving on a corporate governance and nominating committee under applicable SEC and The NASDAQ Stock Market rules. Messrs. Cherry and Vigano have been determined not to be independent directors due to fees paid by the Company to J.H. Whitney VI ("J.H. Whitney") in connection with the termination of a management agreement in May 2012.

        Our board of directors has adopted a written charter for the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held one meeting during the 2012 fiscal year.

Risk Oversight

        Our board of directors is responsible for overseeing our risk management. The board focuses on our general risk management strategy and the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

        Our board has delegated to the Audit Committee responsibility with respect to risk assessment and risk management. Pursuant to its charter, the Audit Committee discusses with management and the Company's independent auditor the Company's policies with respect to risk assessment and risk management, the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our other board committees will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

        Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. We believe that the leadership structure of our board of directors supports its effective oversight of the Company's risk management.

Committee Charters and Corporate Governance Guidelines

        The charters of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee and our Corporate Governance Guidelines may be accessed on our website at www.igniterestaurants.com by clicking on the Investors link, followed by the Corporate Governance link, and are available in print upon request from our Corporate Secretary.

Codes of Conduct and Ethics

        We have a Code of Conduct, which is applicable to all directors and employees, including our executive and financial officers. There is a separate Code of Ethics for Executive Officers and Principal Accounting Personnel that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. The Code of Conduct and the Code of Ethics are available on our website at www.igniterestaurants.com by clicking on the Investors link, followed by the Corporate Governance link, and are available in print upon request from our Corporate Secretary. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Selection of Director Nominees

  General Criteria and Process

        It is the Nominating and Corporate Governance Committee's responsibility to review and recommend to the board of directors nominees for director and to identify one or more candidates to fill any vacancies that may occur on the board of directors. As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but the Company seeks to align its board composition with the Company's strategic direction so that the board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Directors are selected for their integrity, character, sound independent judgment, breadth of experience, insight, knowledge and business acumen. Leadership skills and executive experience, restaurant or retail expertise, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in the Company's core markets, capital markets and mergers and acquisitions experience and marketing expertise, among others, are also among the relevant selection criteria. In addition, the Company strives to maintain a Board that reflects a diversity of experience, gender, ethnicity and age. These criteria will vary over time depending on the needs of the board of directors. Accordingly, pursuant to our Corporate Governance Guidelines, the board may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

        Under the charter of the Corporate Governance and Nominating Committee, the Corporate Governance and Nominating Committee is responsible for determining criteria and qualifications for board nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines.

        For each of the nominees to the board of directors, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Corporate Governance and Nominating Committee in concluding that the nominee should serve as a director. The Corporate Governance and Nominating Committee also believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the board of directors for an extended period of time.

        In developing recommendations for new director candidates, the nominating process used by the committee consists of the following steps pursuant to our Corporate Governance Guidelines:

  1.
  the Corporate Governance and Nominating Committee reviews current board composition to determine particular skills or experience to be added or replaced through the recruitment of new board members and informs members of the Board, members of senior management and any search firm retained by the committee to assist in director recruitment in light of these needs and asks for their help in identifying strong board candidates who would meet these requirements and the broader director criteria outlined above;

  2.
  the Corporate Governance and Nominating Committee will review any potential director candidates identified by the search firm, the network of contacts of the current board of directors and senior management and any director candidates recommended by stockholders against these needs and the broader director criteria and prepare and a "short list" of candidates;

  3.
  reference checks on "short listed" candidates will be conducted, including gathering references and perspectives from any current board members or members of senior management who may know the candidate;

  4.
  leading candidates from the "short list" who have strong references will be interviewed by one or more members of the Corporate Governance and Nominating Committee, the Chief Executive Officer and, if appropriate, other board members or other members of senior management; and

  5.
  the Corporate Governance and Nominating Committee will meet in person or by conference call to discuss and make recommendations to the board with respect to the candidates for a vote of the full board.

  Stockholder Recommendation of Candidates for Director

        Stockholders wishing to recommend candidates to be nominated for election to the Company's board of directors may do so by sending to the attention of the Chairman of the Corporate Governance and Nominating Committee at the address provided in this Proxy Statement a statement setting forth: the business experience and other significant accomplishments of the candidate, an acknowledgement from the candidate that he or she would, if elected, be willing to serve on the board, a statement by the stockholder outlining the reasons why this candidate's skills, experience and background would make a valuable contribution to the board and a minimum of two references who have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate's capabilities as a potential board member. Stockholder recommendations provided to the Chairman of the Corporate Governance and Nominating Committee will be reviewed by the Corporate Governance and Nominating Committee using the process outlined above when it evaluates and recommends nominees to the board of directors for submission to the stockholders at each annual meeting.

        For information regarding stockholder nominations of directors and stockholder proposals, please see the "Next Annual Meeting—Stockholder Proposals" section of this Proxy Statement.

Meetings of the Board of Directors

        During the fiscal year ended December 31, 2012, the board of directors met nine times. All of our directors attended at least 75% of the total meetings held by the board of directors and any committee on which the director served during the period of the fiscal year that the director was a member of the board. This is our first annual meeting of stockholders since we became a public company, and beginning with our 2013 annual meeting of stockholders we expect that each continuing director will attend the annual meeting of stockholders, absent a valid reason.

Executive Sessions of Non-Management Directors

        At each regular quarterly board of directors meeting, the board meets without management present. Non-management director sessions are led by the Chairman of the board of directors.

Compensation Committee Interlocks and Insider Participation

        The directors serving on the Compensation Committee of the board of directors during the fiscal year ended December 31, 2012 were Zane Leshner (Chairman) and Paul R. Vigano. None of these individuals are or ever have been our officers or employees. During the 2012 fiscal year, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

Mandatory Retirement for Directors

        In accordance with our Corporate Governance Guidelines, no director may stand for election or re-election after the director's 75th birthday.

Communications with the Board of Directors

        Any interested parties who have concerns that they wish to make known to the Company's non-management directors, should send any such communication to the Chairman of the Corporate Governance and Nominating Committee in care of the Company's registered office at 9900 Westpark Drive, Suite 300, Houston, Texas 77063. All such stockholder communications shall be reviewed by the Chairman of the Corporate Governance and Nominating Committee and discussed with the committee, which will determine an appropriate response or course of action.

 Compensation of Directors

  Independent Directors

        Only independent directors receive compensation for their participation on our board of directors, or service as a chair or member of a committee of the board.

        We provide each independent director with an annual cash retainer fee of $30,000, which includes meeting fees for a specified number of board and committee meetings, and an annual grant of 4,000 shares of restricted common stock subject to a one year time-based vesting schedule. The chairs of the Audit, Compensation, and Corporate Governance and Nominating Committees, if independent, also receive a supplemental annual cash retainer of $20,000, $10,000 and $7,500, respectively. In addition, each independent member of the Audit, Compensation, and Corporate Governance and Nominating Committees other than the chair, receives a supplemental annual cash retainer of $8,000, $4,000 and $3,000, respectively.

        Non-independent directors receive no compensation for their participation on the board or involvement in any of its Committees.

Director Compensation Table for Fiscal 2012

        The following table sets forth information concerning the fiscal year 2012 compensation of our non-employee directors:

Name	Fees Earned in Cash ($)	Stock Awards ($)(1)		Total ($)(2)
Brian N. Cherry	—	—		—
John F. Gilbert III	40,668	56,000		96,668
Ann Iverson(3)	3,415	—		3,415
Zane Leshner	37,137	56,000		93,137
Paul R. Vigano	—	—		—
Richard P. Bermingham(4)	43,557	56,000	(5)	99,557
Fritzi G. Woods(6)	—	—		—

(1)
On May 10, 2012, each independent director serving on the board at such time received a grant of 4,000 shares of restricted stock that will vest on June 30, 2013. The amount shown in the table represents the grant date fair value of the restricted stock granted in 2012, computed in accordance with FASB ASC Topic 718. The aggregate number of outstanding stock awards at December 31, 2012 was 4,000 for each of Messrs. Gilbert and Leshner and 0 for Messrs. Cherry, Vigano and Bermingham and Ms. Iverson.

(2)
No perquisites were received by any of our non-employee directors during fiscal year 2012.

(3)
Ms. Iverson joined our board on December 7, 2012.

(4)
Mr. Bermingham resigned from our board effective December 31, 2012.

(5)
The 4,000 restricted common stock awards granted to Mr. Bermingham in May 2012 were forfeited when Mr. Bermingham left the board on December 31, 2012 in accordance with their terms.

(6)
Ms. Woods joined our board on March 26, 2013.

        Our non-employee directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending board meetings and director education programs.

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

        The following table sets forth information concerning beneficial ownership of our common stock as of March 1, 2013, unless otherwise indicated, by each of the directors and nominees for director, by each of the named executive officers, by all directors and executive officers as a group, and by beneficial owners of more than five percent of our common stock.

Name	Shares of Common Stock Beneficially Owned(1)(2)		Number of Exercisable Options(3)	Percent of Shares Outstanding(4)
Robin N. Ahearn	37,026		—	*
Raymond A. Blanchette, III	667,627	(5)	—	2.6%
Michael J. Dixon	—		—	*
James F. Mazany	92,881		—	*
James W. Kuhn	92,881		—	*
Brian N. Cherry	—		—	—
John F. Gilbert III	43,298		—	*
Ann Iverson	4,000		—	*
Zane Leshner	32,349		—	*
Paul R. Vigano(6)	17,359,690		—	—
Fritzi G. Woods	—		—	*
All directors and executive officers as a group (14 persons)	1,074,356		—	4.2%
J.H. Whitney VI(7)	17,359,690		—	67.7%

*
Represents less than one percent of our common stock.

(1)
Subject to applicable community property laws and, except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to all shares shown.

(2)
Includes time-vesting restricted shares granted under our 2012 Omnibus Incentive Plan. The executives have sole voting power over these restricted shares. Restricted shares are included for the following individuals: Mr. Gilbert, 4,000 shares, Ms. Iverson, 4,000 shares and Mr. Leshner, 4,000 shares; and all current directors and executive officers as a group, 12,000 shares.

(3)
Includes options that become exercisable on or before April 30, 2013.

(4)
Based on aggregate of 25,636,602 shares of Ignite common stock issued and outstanding as of March 1, 2013.

(5)
Does not include 88,245 shares held by JCS Holdings, LLC for the benefit of Mr. Blanchette who continues to hold unvested common units in JCS Holdings, LLC. Mr. Blanchette is not deemed to have voting or dispositive power with respect to such shares.

(6)
Shares owned by J.H. Whitney VI, L.P. J.H. Whitney Equity Partners VI, LLC, is the sole general partner of J.H. Whitney VI, L.P. Mr. Vigano is a managing member of J.H. Whitney VI, LLC, and has an interest in a limited partner of J.H. Whitney VI, L.P. Mr. Vigano may be deemed to share voting and dispositive power with respect to such shares. Mr. Vigano disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Does not include 142,015 shares held by JCS Holdings, LLC, which relate to unvested common unit options held by certain employees and directors of the Company. J.H. Whitney VI, L.P., holds an 88.6% equity interest in JCS Holdings, LLC, and as such may be deemed to have beneficial ownership of such shares. J .H. Whitney VI, L.P., J.H. Whitney Equity Partners VI, LLC and Mr. Vigano disclaim beneficial ownership of such shares.

(7)
This information is based on a Schedule 13G filed with the SEC by J.H. Whitney VI, 130 Main Street, New Canaan, CT 06840, on February 12, 2013 containing information as of December 31, 2012. J.H. Whitney VI is an investment fund, principally engaged in the business of making private equity investments. J.H. Whitney Equity Partners VI, LLC is the sole general partner of J.H. Whitney VI and as such may be deemed to have beneficial ownership of the shares held by J.H. Whitney VI. The managing members of J.H. Whitney Equity Partners VI, LLC have voting and disposition power over the shares of common stock held by J.H. Whitney VI. The managing members of J.H. Whitney Equity Partners VI, LLC are James H. Fordyce, Michael C. Salvator, Paul R. Vigano and Robert M. Williams, Jr. Each of Messrs. Fordyce, Salvator, Vigano and Williams disclaim beneficial ownership of the shares held by J.H. Whitney Equity Partners VI, LLC and its affiliated entities, except to the extent of his pecuniary interest therein. Does not include 142,015 shares of common stock held by JCS Holdings, LLC, which relate to unvested common unit options held by certain employees and directors of the Company. J.H. Whitney VI, L.P, holds an 88.6% equity interest in JCS Holdings, LLC and as such may be deemed to have beneficial ownership of such shares. J.H. Whitney VI, L.P., J.H. Whitney Equity Partners VI, LLC and the members of J.H. Whitney Equity Partners VI, LLC disclaim beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Directors, officers and persons who beneficially own more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC, the New York Stock Exchange, and us. To the Company's knowledge, all filings were timely during fiscal year 2012 with the exception of a Form 4 for each of Messrs. Bermingham, Gilbert and Leshner, which were each filed in 2013 after the Company discovered that such filings were inadvertently not filed following the closing of the Company's initial public offering in May 2012.

Certain Relationships and Related Party Transactions

  Management Agreement

        Until our initial public offering in May 2012, we were a party to a management agreement with J.H. Whitney VI ("J.H. Whitney"), pursuant to which J.H. Whitney provided management consulting services to us and received specified consideration for such services. These management consulting services generally consisted of advice in connection with financing arrangements, the development and implementation of strategies to improve business performance or advice in connection with business combinations or other extraordinary corporate transactions. We paid an aggregate of $1.1 million for these management consulting services for each of the fiscal years 2011, 2010 and 2009, respectively. The management agreement was terminated in connection with our initial public offering in May 2012 and J.H. Whitney received an aggregate payment from us of $1.0 million in connection with such termination. The management agreement included customary exculpation and indemnification provisions in favor of J.H. Whitney.

  Registration Rights Agreement

        Pursuant to a registration rights agreement that we entered into in connection with our initial public offering, we have granted registration rights to J.H. Whitney and members of management. Pursuant to the terms of the registration rights agreement, so long as we do not have an effective shelf registration statement with respect to our common stock and securities delivered in connection therewith (the "registrable securities"), J.H. Whitney may request registration of all or a portion of its registrable securities (a "demand registration"). We shall not be obligated to effectuate more than three demand registrations in any 12-month period. The registration rights agreement also provides that subject to certain limitations, at any time that we are eligible to use Form S-3, we will upon request of J.H. Whitney file a shelf registration statement covering all registrable securities and, if such shelf registration statement is not automatically effective, use reasonable best efforts to cause the shelf registration statement to be declared effective. Once the shelf registration statement is effective, we are required to use reasonable best efforts to keep the shelf registration statement continuously effective and usable for resale of registrable securities. The registration rights agreement will also provide that any holder with registrable securities registered pursuant to a shelf registration may effect an underwritten offering of its registrable securities after delivery of advance notice to us. The other holders shall have the right to elect to include in such underwritten offering such portion of their registrable securities as they may request, subject to cutback provisions. Any underwritten offering must reasonably be expected to result in at least $10.0 million in gross proceeds. Under the registration rights agreement, we agreed, subject to certain limitations, to indemnify J.H. Whitney VI and its officers, directors, managers and partners, and each person controlling such holder against all losses, claims, actions, damages, liabilities and expenses in certain circumstances and to pay any expenses reasonably incurred in connection with investigating, preparing or defending these, except insofar as the same are caused by or contained in any information furnished in writing to us by such holder expressly for use therein.

  Policies and Procedures With Respect to Related Party Transactions

        In accordance with our Related Party Transactions Policy, our Audit Committee is responsible for reviewing and approving related party transactions. In addition, our Code of Ethics requires that all of our employees and directors inform the General Counsel of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee appointed PricewaterhouseCoopers LLP ("PwC") to audit our consolidated financial statements for the year ending December 30, 2013 and to prepare a report on this audit. A representative of PwC will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

        We are asking our stockholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the selection of PwC to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the board of directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

        Information regarding fees paid to PwC during fiscal year 2012 and fiscal year 2011 is set out below in "Fees Billed by Independent Registered Public Accounting Firm."

        The Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is responsible for, among other things, reviewing with PwC, our independent registered public accounting firm for fiscal year 2012, the scope and results of their audit engagement. In connection with the audit for the year ended December 31, 2012, the Audit Committee has:

  •
  reviewed and discussed with management the audited financial statements of Ignite to be included in our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  discussed with PwC the matters required by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC their independence.

        Management is primarily responsible for Ignite's financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Ignite in accordance with generally accepted accounting principles (GAAP). PwC is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of PwC included in their report to the financial statements of Ignite.

        Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the Audit Committee:

Ann Iverson, Chair
John F. Gilbert III
Fritzi G. Woods*

*
Ms. Woods was not a member of the Audit Committee as of the date of the filing of our Annual Report on Form 10-K for the year ended December 31, 2012.

 FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees billed during the fiscal years ended December 31, 2012 and January 2, 2012:

	Fiscal Year 2012	Fiscal Year 2011
Fees Billed:
Audit Fees	$2,201,878	$1,086,914
Audit-Related Fees	35,011	10,955
Tax Fees	26,960	96,300
All Other Fees	1,919	—

Total	$2,265,768	$1,194,169

        Audit Fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit fees also include fees associated with the review of filings made with the SEC.

        Audit-Related Fees include amounts billed for accounting advisory fees related to financial accounting matters and mergers and acquisitions.

        Tax Fees include assistance with the income tax return preparation and audits, tax planning, and advising management as to the tax implications of certain transactions.

        All Other Fees include a subscription to an accounting research website.

        The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to PwC were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

        The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

        There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

EXECUTIVE OFFICERS

        Executive officers are elected annually by the board of directors and serve at the discretion of the board. Raymond A. Blanchette, III serves as a Director and as an executive officer. His business experience is discussed above in "Item 1—Election of Directors—Director with Terms Expiring at the 2014 or 2015 Annual Meetings."

        Other executive officers as of the date of this Proxy Statement are:

        Michael J. Dixon has served as our President and Chief Financial Officer since February 19, 2013. Mr. Dixon previously served as Senior Vice President and Chief Financial Officer of the Company since January 2, 2013. Prior to his employment with the Company, Mr. Dixon served as the Chief Financial Officer of Pinkberry, Inc., a premium frozen yogurt retailer with over 220 outlets, a position he had held since 2008. Prior to joining Pinkberry, he served as Senior Vice President of Finance and Chief Financial Officer of The Cheesecake Factory from 2004 to 2008, and Vice President and Controller from 2000 to 2004. In 2000, he was Vice President and Controller of Petsmart.com, and prior to that, he served as Director Finance and Business Development at The Walt Disney Company from 1994 to 2000. Before joining The Walt Disney Company, Mr. Dixon spent nine years at Coopers & Lybrand, a predecessor firm to PricewaterhouseCoopers LLP. Mr. Dixon holds a Masters in Accounting and a Bachelor degree in Business Administration from the University of Michigan. Mr. Dixon also formerly served as a member of the board of directors of Brinker International, Inc., the owner, operator or franchisor of the Chili's Grill & Bar and Maggiano's Little Italy restaurant brands. Mr. Dixon is 50 years old.

        James F. Mazany has served as President of Joe's Crab Shack since February 19, 2013. Mr. Mazany was previously Senior Vice President and Chief Operating Officer of Joe's Crab Shack since December 2010. He joined Ignite in July 2007 and initially served as Regional Vice President for the East Coast and then served as our Senior Vice President of Operations for Joe's Crab Shack. Prior to joining Ignite, Mr. Mazany served as Vice President of Operations for Apple Gold Group, the second largest Applebee's franchise group, since July 2005. Mr. Mazany has over 25 years of restaurant experience, which includes serving as Director of Operations for T.G.I. Friday's, where he oversaw the highest volume T.G.I. Friday's market in the country. Mr. Mazany is 46 years old.

        James W. Kuhn has served as President of Brick House Tavern + Tap since February 19, 2013. Mr. Kuhn was previously Senior Vice President and Chief Operating Officer of Brick House Tavern + Tap since December 2010. He initially joined Ignite in July 2007 and served as our Vice President of Operations and then as our Senior Vice President of Growth and Technology as of February 2009 until his appointment as Senior Vice President and Chief Operating Officer of Brick House Tavern+Tap. Prior to joining Ignite, Mr. Kuhn served as Regional Vice President for Ruby Tuesday's since May 2005, where he was responsible for improvement in key areas including sales growth, people development, margin and facilities. Mr. Kuhn has more than 35 years of restaurant experience, including serving as Vice President of Operations for Sbarro's, and as a Regional Vice President for Bertucci's restaurants. Mr. Kuhn holds B.S. degrees in accounting and management from Jacksonville University. Mr. Kuhn is 51 years old.

        David Catalano has served as President of Macaroni Grill since April 9, 2013. Prior to joining Ignite, Mr. Catalano was Executive Vice President and Chief Operating Officer of Rave Cinemas, an owner and operator of movie theatres, since March 2012. From September 2011 to March 2012, Mr. Catalano was Chief Operating Officer of Al Copeland Investments, the owner and operator of a variety of restaurant concepts, and from January 2007 to September 2011 he was President of Catalano Management & Consulting. He also served as Chief Operating Officer for Apple Gold, an Applebee's franchisee with approximately 70 locations, Chief Operating Officer for Hard Rock Café and spent 15 years with T.G.I. Friday's holding a variety of leadership positions including Vice President of Operations. Mr. Catalano is 56 years old.

        Robin N. Ahearn has served as our Senior Vice President and Chief Marketing Officer since December 2010. Ms. Ahearn joined Ignite in April 2007 and initially served as our Vice President of Marketing in charge of marketing and menu development and then as our Senior Vice President of Marketing as of January 2010. Prior to joining Ignite, Ms. Ahearn served in several different leadership capacities, including as Media and National Campaign Director, for Applebee's International, Inc., where she was employed since July 1998. Ms. Ahearn has a broad range of marketing, advertising and media experience. Ms. Ahearn worked for the Associates Financial Services Corporation, where she managed the campaign to introduce home equity lending to the consumer, and for TracyLocke, a marketing agency, where she handled the Pepsi core brands and the new products account. She also managed the in-house media department for Michaels Stores, Inc., the largest arts-and-crafts retailer in the country. Ms. Ahearn is a member of the Marketing Advisory Board for Great American Dine Out and Women's Foodservice Forum. Ms. Ahearn holds an M.B.A. from Texas Christian University in Fort Worth, Texas, and a bachelor's degree in radio, television and film from Baylor University in Waco, Texas. Ms. Ahearn is 43 years old.

        Edward W. Engel has served as our Senior Vice President and General Counsel since January 1, 2010. He initially joined Ignite in November 2006 and served as our Vice President and General Counsel. Prior to joining Ignite, Mr. Engel spent five years as Associate Counsel for Landry's Restaurants, Inc., working primarily in the areas of mergers and acquisitions, real estate and international franchises. Mr. Engel has more than 30 years of legal experience, which includes functioning as chief legal counsel to Rainforest Cafe, Inc. and as a member of the board of directors of companies in England, Japan and Hong Kong. Additionally, he has successfully negotiated franchise agreements throughout the Middle East. Mr. Engel is a current member of the Texas College of Real Estate Attorneys and a former member of the College of the State Bar. Mr. Engel holds a J.D. from the South Texas College of Law and a B.B.A. from the University of Texas at Austin. Mr. Engel is 62 years old.

        Edward J. McGraw has served as our Chief Development Officer since February 19, 2013. Mr. McGraw was previously our Senior Vice President of Development since December 2010. He joined Ignite in July 2009 and served as our Vice President of Development. Mr. McGraw has over 20 years of business experience with a focus on restaurant real estate and legal matters. Prior to joining Ignite, Mr. McGraw held senior level development positions with Carlson Restaurants, Wagamama and David's Bridal. Mr. McGraw is an attorney with civil litigation experience. Mr. McGraw holds a J.D. from Widener University School of Law, where he graduated cum laude and was a member of the law review, and an M.B.A. and B.A. from the State University of New York at Buffalo. Mr. McGraw is 49 years old.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

  Introduction

        The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation for our "named executive officers," who consist of our principal executive officer, principal financial officer and our three other most highly compensated executive officers. For fiscal year 2012, our named executive officers, were:

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  Raymond A. Blanchette, III, President and Chief Executive Officer;

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  James F. Mazany, Senior Vice President and Chief Operating Officer, Joe's Crab Shack;

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  James W. Kuhn, Senior Vice President and Chief Operating Officer, Brick House Tavern + Tap;

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  Robin N. Ahearn, Senior Vice President and Chief Marketing Officer; and

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  Jeffrey L. Rager, Senior Vice President and Chief Financial Officer.

        Mr. Rager's last day of employment with us was January 4, 2013. On January 2, 2013, Michael J. Dixon joined us as Senior Vice President and Chief Financial Officer. Mr. Dixon was then promoted to President and Chief Financial Officer in February 2013. Mr. Dixon's broad and extensive experience in senior public company finance roles, his public accounting experience, his business development acumen and deep restaurant expertise have made him an invaluable asset to our leadership team. Mr. Dixon's compensation is not discussed herein because he was not a named executive officer during fiscal year 2012.

        In May 2012, we completed our initial public offering (IPO). Prior to that time, we were privately held and controlled by JCS Holdings, LLC ("JCS Holdings"), an entity controlled by J.H. Whitney VI. All compensation related responsibilities and decisions prior to the IPO were delegated to a compensation committee of JCS Holdings made up of members of JCS Holdings' management committee. We refer to this compensation committee as the JCS Holdings Compensation Committee. Following the IPO, we established a Company-level compensation committee to whom responsibility for administering our executive compensation program has been delegated.

  Business Environment

        Despite the challenging consumer environment in fiscal year 2012, the fourth quarter of fiscal year 2012 marked our 18th consecutive quarter of positive comparable restaurant sales growth. For fiscal year 2012, we opened eleven new restaurants, including one conversion. Total revenue grew by 15% in fiscal year 2012 as compared to fiscal year 2011 due to new restaurant openings, our continued focus and execution on operational excellence, menu innovation, brand awareness and providing a unique and authentic dining experience for our guests. We had Adjusted EBITDA (a Non-GAAP measure) of $52.0 million for fiscal year 2012, a 20% increase over fiscal year 2011. A description of how we calculate Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA is provided on pages 55 through 58 our Annual Report on Form 10-K filed with the SEC on March 20, 2013.

        We entered into a new five-year $100 million revolving credit facility in fiscal year 2012, which replaced $74.5 million of term loan debt and a $25 million unused revolving credit facility scheduled to mature in March 2016. This refinancing strengthened our capital structure and allowed us to maintain ample access to liquidity. In addition, the favorable rates we were able to obtain for the new credit facility provide a significant savings opportunity. With this facility in place, we believe we are well positioned to continue to execute our business strategies and grow our brands.

        On April 9, 2013, we acquired Romano's Macaroni Grill ("Macaroni Grill") for approximately $55.0 million in an all-cash transaction. The acquisition added approximately $400 million of revenue and 186 company-owned and 24 franchised Macaroni Grill restaurants to our restaurant base. The acquisition also added an international operating component to our business. In connection with the acquisition, we also increased the size of our credit facility by adding an additional $50 million term loan.

  Key 2012 Compensation Decisions

        Subsequent to the completion of our IPO, our executive compensation philosophy, policies, plans and programs are under the supervision of the Compensation Committee of the board of directors. The Compensation Committee made the following key decisions with respect to fiscal year 2012 named executive officer compensation:

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  Base salaries for Messrs. Blanchette and Rager were increased following the IPO in recognition of the additional responsibilities inherent in the operation of a public company.

  •
  Each of our named executive officers received grants, following the closing of the IPO, of stock appreciation rights (SARs), which vest 25% per year over four years if the executive continues to be employed by us. The grants were designed to incentivize them to grow our stock price over time and as a retention incentive.

  •
  Ms. Ahearn received a one-time $300,000 cash bonus in connection with the IPO. Such bonus was given to provide Ms. Ahearn with compensation substantially equivalent to amounts that were realized by other senior executives in connection with their sale of common stock in the IPO, as Ms. Ahearn had not been provided equity awards in line with the other senior executive officers prior to the IPO.

  •
  Our named executive officers received awards under our Management Incentive Plan in fiscal year 2013 for performance in fiscal year 2012.

  •
  Despite the lack of a formal clawback policy for the recovery of incentive-based compensation awards, in connection with our recent restatement, the Compensation Committee asked each of our named executive officers (other than Ms. Ahearn who was not a named executive officer as of such time) to repay to us the difference between the amount each named executive officer was paid in incentive compensation and the amount each such officer would have been paid after giving effect to the restatement that occurred in fiscal year 2012. Our named executive officers (other than Ms. Ahearn) repaid an aggregate of $85,864 to the Company, which was comprised of $40,976 for fiscal year 2010 and $44,888 for fiscal year 2011.

  Compensation Policies and Governance Highlights

        We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of pay to Company performance over a multi-year period through awarding a portion of each executive's compensation in the form of equity awards vesting over a multi-year period. Other compensation and governance practices that support these principles, each of which is described in more detail in this Compensation Discussion and Analysis, include the following:

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  The Compensation Committee has retained an independent compensation consultant to advise on executive and non-employee director compensation. The Compensation Committee determined that the work of the consultant did not raise any conflict of interest.

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  The Compensation Committee reviews an analysis of our incentive compensation plans to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk taking.

  •
  None of our named executive officers have employment agreements that guarantee a minimum term of employment.

Compensation Philosophy and Objectives

        We have designed our executive compensation program to help attract talented individuals to manage and operate all aspects of our business, to reward those individuals based upon corporate results, and to retain those individuals who continue to meet our expectations. We also intend for our executive compensation program to make us competitive within the restaurant and foodservice industry, where there is significant competition for talented leaders who possess the skills and experience to build and deliver on long-term value creation. We believe that the compensation of our executive officers should incentivize them to focus on the achievement of both short- and long-term business objectives and strategies. In that regard, we have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity-based awards and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:

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  attract and retain talented and experienced executives in our industry;

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  reward executives whose knowledge, skills and performance are critical to our success;

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  align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

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  motivate the executive management team by recognizing the contributions each executive makes to our success;

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  foster a shared commitment among executives by aligning their individual goals, where appropriate, with the goals of the executive management team and our company; and

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  compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

        A significant portion of the compensation of our named executive officers has historically consisted of cash incentive compensation and, to a lesser extent, equity-based compensation. Prior to our IPO, our equity compensation consisted of grants of common units in JCS Holdings, half of which were subject to time-based vesting provisions and the other half to performance-based vesting provisions contingent upon the achievement of financial performance metrics. Following the IPO, our equity compensation has consisted of grants of SARs, which are subject to time-based vesting provisions. Both elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our financial performance as reflected in our stock price performance, encourage equity ownership and promote retention of key talent. Equity-based compensation derives its value from our equity value, which is likely to fluctuate based on our financial performance. Payment of cash incentives is dependent on our achievement of pre-determined financial and operational objectives.

        We seek to apply a consistent philosophy to compensation for all executive officers. The compensation components described below simultaneously fulfill one or more of the above principles and objectives.

Compensation Committee Procedures

        The Compensation Committee is responsible for:

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  annually reviewing and approving our goals and objectives for executive compensation;

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  annually reviewing and approving for our senior executive officers (1) annual base salary levels, (2) annual cash incentive opportunity levels, (3) long-term incentive opportunity levels, and (4) special or supplemental benefits or perquisites (if any);

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  annually approving actual annual cash incentive plan payouts and long-term equity incentive grants;

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  reviewing and approving any employment agreements, severance arrangements and change of control agreements for the senior executive officers, as appropriate;

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  making recommendations and reports to the board of directors concerning matters of executive compensation;

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  administering our executive incentive plans, including our equity plan;

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  reviewing compensation plans, programs and policies;

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  reviewing our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking; and

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  reviewing director compensation, from time to time.

Compensation Decision-Making Process

  Role of Executive Officers and Compensation Committee

        Prior to our IPO, we were a privately-held company with a relatively small number of stockholders, including our principal stockholder, J.H. Whitney VI. As a result, we were not subject to any stock exchange listing or SEC rules requiring a majority of our board of directors to be independent or relating to the formation and functioning of board committees, including a Company-level compensation committee.

        Historically, our President and Chief Executive Officer and our Senior Vice President and Chief Administrative Officer had been responsible for recommending and determining base salary amounts and increases for executive officers (other than themselves), and had recommended the annual performance objectives under our annual cash incentive plan, which we call our Management Incentive Plan, to the JCS Holdings Compensation Committee for its approval.

        Following the IPO, our Chief Executive Officer and certain senior human resources personnel continue to play a significant role in reviewing the performance of the other executive officers and making compensation recommendations to the Compensation Committee. When discussing performance evaluations and setting compensation levels for our executive officers, the Compensation Committee works closely with our Chief Executive Officer and our senior human resources personnel; however, the Compensation Committee has the discretion to reject or modify the recommendations of our Chief Executive Officer and senior human resources personnel. Neither our Chief Executive Officer nor any human resources personnel participates in determining or recommending the amount of his or her own compensation.

        Our Chief Executive Officer periodically evaluates the other executive officers' performance with the Compensation Committee and makes recommendations for base salary, cash incentive awards and grants of long-term equity incentive awards for all executive officers other than himself. Based on these recommendations and in consideration of the compensation objectives and principles described above, the Compensation Committee approves the annual compensation packages of all our executive officers.

        Following the completion of the IPO, the Compensation Committee undertook a substantial review of our existing compensation programs, objectives and philosophy to determine whether such programs, objectives, and philosophy were appropriate for a public company. This review included the use of market data prepared by our compensation consultant. As a result of such review, the Compensation Committee made certain limited adjustments to our compensation programs upon the recommendation of our compensation consultant. As we gain experience as a public company, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve. For example, over time we expect to increase the use of empirical data, including benchmarking against peer companies.

  Committee's Independent Compensation Consultant

        In fiscal year 2012, the Compensation Committee engaged Pearl Meyer & Partners (Pearl) as its independent compensation consultant to advise the Compensation Committee with respect to compensation program design, the components of our executive compensation programs, and amounts to be paid to our named executive officers. Pearl also advised the Compensation Committee with respect to the design of our compensation program for independent directors, and provided the Compensation Committee with information on executive compensation trends and best practices. For fiscal year 2013, the Compensation Committee has engaged Pearl to advise the Compensation Committee. All of Pearl's work is done at the direction of or on behalf of the Compensation Committee. Although the Compensation Committee considers the advice of its independent consultant, the Compensation Committee has the final decision-making authority with respect to all elements of compensation. Pearl does not provide any additional services to the Company.

  Compensation Consultant Conflict of Interest Assessment

        In light of new SEC rules, we requested and received information from Pearl addressing potential conflicts of interest, including the following factors: (1) other services provided to us by Pearl; (2) fees paid by us as a percentage of Pearl's total revenue; (3) policies or procedures maintained by Pearl that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; (6) any business or personal relationships between our executive officers and Pearl or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that Pearl's work did not raise any conflict of interest.

  Use of Market Data Prior to the IPO

        Prior to our IPO, members of our human resources department would conduct an analysis of our executive compensation programs relative to those of other comparable companies to gain a general understanding of whether our executive compensation programs were competitive. For fiscal year 2011, our Senior Vice President and Chief Administrative Officer compiled executive compensation data from the Chain Restaurant Compensation Association Compensation Survey, The Human Capital Intelligence report published by the People Report and the Hay Group compensation study to assist with the assessment of our compensation programs. The Chain Restaurant Compensation Association Compensation Survey included data from approximately 125 restaurant concepts. The Human Capital Intelligence report provides compensation information on a variety of positions in the restaurant industry based upon information from 97 restaurant brands. The Hay Group compensation database contains more than seven million individual compensation related records from over 13,000 leading organizations. Our Chief Executive Officer and members of the JCS Holdings Compensation Committee reviewed the data compiled by our Senior Vice President and Chief Administrative Officer and our human resources department from these sources regarding executive compensation paid by companies against which we believe we compete for executive talent to gain a general understanding of current compensation practices.

        The compensation of each of the named executive officers was generally compared to competitive market ranges derived from the compensation programs of companies participating in the surveys for executives with comparable positions and job responsibilities to gain a current understanding of general compensation practices. The compensation components reviewed for each position were base salary and annual incentive award opportunity, both individually and in the aggregate. Although the survey data was used as an important measure for assessing competitive levels of compensation for our named executive officers, we did not benchmark the compensation of our named executive officers against the companies participating in the survey. Rather, the survey data was used as a guide to gain a general understanding of current compensation practices. Our Chief Executive Officer and/or members of the JCS Holdings Compensation Committee exercised their discretion in setting both the individual compensation components and the total pay of each of our named executive officers at levels that were commensurate with their specific positions and job responsibilities, taking into account the need to retain and motivate our named executive officers to achieve superior levels of performance.

  Use of Market Data Following the IPO

        Following the IPO, the Compensation Committee engaged Pearl to compare the various elements of our executive compensation program in order to evaluate compensation levels relative to that of the market and our competitors through the use of publicly available market surveys and total compensation studies and long-term incentive compensation analyses. The Compensation Committee requested that Pearl perform this comparison, and Pearl provided compensation data for purposes of the chief executive officer's compensation review and for the other named executive officers during fiscal year 2012.

        For purposes of analyzing named executive officer compensation, at the request of the Compensation Committee, Pearl undertook an analysis to determine an appropriate peer group and presented to the Compensation Committee recommendations for the peer group. Pearl compiled a list of recommended peer companies that would be a representative example of organizations of comparable size and business focus and that are representative of the companies with whom we compete for executive talent, with a particular focus on ensuring industry-representative peers. Pearl developed the recommended peers based upon an assessment of industry, annual revenues, market capitalization, and percent of franchising revenues. The Compensation Committee reviewed the recommendations of the consultant and determined to make certain appropriate changes before approving the list of peer companies.

        The peer group is comprised of the following list of 15 companies, which are all in the casual or upscale dining industry and have size and financial characteristics generally comparable to us:

Biglari Holdings	Einstein Noah Restaurants
BJ's Restaurants	Frisch's Restaurants Inc.
Bob Evans Farms Inc.	Luby's Inc.
Bravo Brio Restaurant Group	Red Robin
Buffalo Wild Wings	Ruby Tuesday Inc.
Cheesecake Factory Inc.	Ruth's Hospitality Group
Chuy's Holdings, Inc.	Texas Roadhouse
Del Frisco's

Elements of Compensation

        The following is a discussion of the primary elements of compensation for each of our named executive officers. Compensation for our named executive officers generally consists of the following elements:

  •
  Base Salary.  A fixed cash payment intended to attract and retain talented individuals, recognize career experience and individual performance and provide competitive compensation.

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  Short-Term Incentives.  Our Management Incentive Plan provides annual cash incentive opportunities based upon Company performance that is intended to promote and reward achievement of our annual financial and strategic objectives and, for certain of our named executive officers, individual performance objectives measured over the current year.

  •
  Long-Term Incentives.  Prior to the IPO, we made grants of time vesting and performance vesting units of our former parent company, JCS Holdings. Following the IPO, we have made grants of time vesting SARs intended to align the executive's interests with those of our stockholders by tying value to long-term Company performance.

  •
  Health and Welfare Benefits.  Health and welfare benefits (including medical, dental, vision, life and AD&D insurance and long-term disability insurance) are intended to provide comprehensive benefits.

  •
  Executive Perquisites.  Additional benefits offered to our named executive officers to provide competitive supplemental benefits, such as Company payment of financial counseling and tax preparation services and an automobile allowance.

        Executive compensation includes both fixed components (base salary, health and welfare benefits and executive perquisites) and variable components (annual cash incentive awards and grants of time vesting equity awards) with the heaviest weight generally placed on the variable components. Each component is linked to one or more of our strategic objectives. The fixed components of compensation are designed to be competitive in order to induce talented executives to join our company, as well as retain such key talent. Revisions to the fixed components of compensation occur infrequently aside from our annual salary review or upon promotions or substantial increases to the executive's scope of responsibility. Salary increases are, in part, designed to reward executives for their management activities during the year and to maintain their level of income with respect to cost of living increases.

        The variable compensation related to our Management Incentive Plan is tied to the achievement of our annual financial objectives, and for some of our named executive officers achievement of individual objectives, and is designed so that above average performance is rewarded with above average rewards. Target annual cash incentive award levels under our Management Incentive Plan, as a percentage of base salary, are set once the executive is hired and generally relate to his or her scope of responsibility, with revisions typically occurring upon promotions or substantial increases to the executive's scope of responsibility. Our Management Incentive Plan is designed to align each executive's annual goals for their respective area of responsibility with the financial goals of the entire business as set by the Compensation Committee.

        The other material element to variable compensation prior to the IPO was the grant of time vesting and performance vesting common units of our former parent company, JCS Holdings. Certain of our employees, including Mr. Blanchette, continue to hold unvested common units of JCS Holdings. Upon vesting of any common unit of JCS Holdings, the holder is entitled to receive a distribution of shares of our common stock held by JCS Holdings for the benefit of such employee. Upon vesting of Mr. Blanchette's unvested common units in JCS Holdings, he will be entitled to receive a distribution of 88,245 shares of our common stock. Since the IPO, we have used time vesting SARs. These equity grants have been used to motivate executives and employees to individually and collectively build long-term stockholder value.

  Base Salary

        A primary component of compensation of our executive officers is base salary. Base salary is designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. The base salary established for each of our executive officers is intended to reflect each individual's responsibilities, the skills and experience required for the job, their individual performance, our business performance, labor market conditions and competitive market salary levels.

        Base salaries are reviewed during the fiscal year by our Chief Executive Officer and the Compensation Committee, and salary increases typically take effect in late-February or early March of each fiscal year, unless business circumstances require otherwise. In past years, our Chief Executive Officer and/or the JCS Holdings Compensation Committee reviewed the performance of all executive officers, and based upon this review and any relevant informal competitive market data made available to him or them during the preceding year, through informal discussions with recruiting firms, research and informal competitive positioning against our Chief Executive Officer and/or members of the JCS Holdings Compensation Committee's personal knowledge of the competitive market, set the salary level for each executive officer for the coming year. Since the IPO, the Compensation Committee has considered the peer group data described above in determining market levels for purposes of salary increases.

  Salary Adjustments in Fiscal Year 2012

        As part of our historical annual review process in February 2012, Mr. Mazany's salary was increased $25,000 to $275,000 due to superior performance results in the Joe's Crab Shack brand. Upon completion of the IPO in May 2012, Mr. Blanchette's base salary increased $125,000 to $625,000 and Mr. Rager's base salary increased $25,000 to $275,000 in light of the increased responsibility for the management of a publicly-traded company. In addition, the base salary for Ms. Ahearn increased $25,000 to $225,000, while the base salary for Mr. Kuhn did not change in fiscal year 2012.

  Short-Term Incentive Compensation

        In addition to receiving base salaries, our named executive officers are eligible to earn annual incentive awards under our Management Incentive Plan based upon the attainment of specific financial performance objectives and, for certain executives, individual performance objectives. The annual cash incentive awards under our Management Incentive Plan are intended to offer incentive compensation by rewarding the achievement of corporate objectives linked to our overall financial results. Our Compensation Committee has authority to award annual cash incentives under our Management Incentive Plan to our executive officers. We believe that establishing annual cash incentive opportunities under our Management Incentive Plan helps us attract and retain qualified and highly skilled executives. These annual cash incentive awards under our Management Incentive Plan are intended to reward executive officers who have a positive impact on corporate results.

  Setting Target Award Levels

        On an annual basis, or at the commencement of an executive officer's employment with us, our Compensation Committee, based upon input from our Chief Executive Officer and our human resources personnel, typically sets a target level of annual cash incentive award opportunity under our Management Incentive Plan that is structured as a percentage of such executive officer's base salary at

December 31 of each year. An executive officer's target level of annual cash incentive award opportunity is set between 40% to 50% of his or her base salary.

        For fiscal year 2012, each of Messrs. Blanchette, Kuhn and Mazany's target annual cash incentive award opportunity was set based upon each executive's scope of responsibility and impact upon our overall financial performance at 50%. For fiscal year 2012, each of Mr. Rager's and Ms. Ahearn's target annual cash incentive award opportunity was set based upon each executive's scope of responsibility and impact upon our overall financial performance at 40%.

  Setting Performance Objectives

        Each year the Compensation Committee establishes our corporate financial performance objective and sets a threshold, target and maximum amount with reference to achieving pre-set levels of desired financial performance, with consideration given to our annual and long-term financial plan, as well as to macroeconomic conditions. All or part of a named executive officer's annual cash incentive award opportunity under our Management Incentive Plan is determined based upon the achievement level of our Adjusted EBITDA. The Compensation Committee believes this corporate performance objective reflected our overall Company goals for fiscal year 2012, which balanced the achievement of revenue growth and improving our operating efficiency. The Compensation Committee believes that this definition of Adjusted EBITDA provides a meaningful understanding of our core operating performance and is substantially similar to the financial metric used under our senior secured credit facility. A description of how we calculate Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA is provided on pages 55 through 58 our Annual Report on Form 10-K filed with the SEC on March 20, 2013.

        We have historically attempted to maintain consistency year-over-year with respect to the difficulty of achieving the financial performance objectives under our Management Incentive Plan. Our annual Adjusted EBITDA financial target typically increases each year to promote continuous growth consistent with our business plan. The financial performance targets are designed to be realistic and attainable though slightly aggressive, requiring in each fiscal year strong performance and execution that in our view provides an annual incentive firmly aligned with stockholder interests.

        Depending upon the named executive officer's position within the Company, his or her annual cash incentive award potential under our Management Incentive Plan is either based solely on the achievement level of our Adjusted EBITDA, or is based on a combination of Adjusted EBITDA achievement and attainment of pre-determined individual performance objectives comprised of operating division or business unit-specific goals to advance the strategic and operating plans of both the operating division or business unit and the Company. The level of achievement of each performance objective is set as a percentage ranging from 40% for achieving the threshold level of the applicable performance objective, to 100% for achieving the target level of the applicable performance objective and 150% for achieving the maximum level of the applicable performance objective. The minimum level of performance must be achieved for the applicable performance objective to be included in the annual cash incentive award. Earned individual payouts also range from 40% to 150% of target and reflect allocations based on corporate, business unit, and individual performance, as discussed later in further detail.

        Generally, the named executive officer must be employed at the time of payment to receive such amount. In addition, the Compensation Committee may adjust annual cash incentive awards due to extraordinary or nonrecurring events, such as significant financings, equity offerings or acquisitions.

  2012 Performance Annual Incentive Awards

        For fiscal year 2012, the threshold Adjusted EBITDA amount was set at $45.4 million, the target Adjusted EBITDA amount was set at $50.4 million and the maximum Adjusted EBITDA amount was set at $55.4 million. At the conclusion of the fiscal year, we presented our financial statements to our independent auditor for their review. Once our independent auditor completed their audit of our financial statements, we presented our Adjusted EBITDA and our financial statements to our Audit Committee for review and approval. Once the Audit approved our financial statements and Adjusted EBITDA results, we then presented that information to our Chief Executive Officer and the Compensation Committee for review and approval. Actual Adjusted EBITDA for fiscal year 2012 was $52.0 million, above the target Adjusted EBITDA amount of $50.4 million, and each of our named executive officers received approximately 112% of target for this performance objective.

        Messrs. Blanchette and Rager's annual cash incentive award was solely based upon the achievement of the Adjusted EBITDA objective. Mr. Rager's last day of employment with us was January 4, 2013, and he was therefore not eligible to receive an annual cash incentive award for fiscal year 2012.

        Mr. Mazany's annual cash incentive award was based upon the achievement of the Adjusted EBITDA objective (40%) and achievement of his individual performance objective (60%), which consisted of the attainment of a restaurant level profit of Joe's Crab Shack set at threshold, target and maximum amounts. The actual restaurant level profit of Joe's Crab Shack for fiscal year 2012 was slightly below the target amount.

        Mr. Kuhn's annual cash incentive award was based on the achievement of the Adjusted EBITDA objective (40%) and the achievement of his individual performance objective (60%), which consisted of the attainment of a restaurant level profit of Brick House Tavern + Tap set at threshold, target and maximum amounts. The actual restaurant level profit for Brick House Tavern + Tap for fiscal year 2012 was slightly above the target amount.

        Ms. Ahearn's annual cash incentive award was based upon the achievement of the Adjusted EBITDA objective (70%) and achievement of her respective individual performance objectives (30%), which consisted of the (i) attainment of comparable restaurant sales increases at Joe's Crab Shack (10%), (ii) attainment of comparable restaurant sales increases at Brick House Tavern + Tap (10%), and (iii) attainment of guest count increases (at Joe's Crab Shack only), in each case set at threshold, target and maximum amounts. Ms. Ahearn's goals were achieved between minimum and target and slightly below maximum with respect to Joe's Crab Shack's and Brick House Tavern + Tap comparable restaurant sales increases, respectively, and below minimum for guest count growth (at Joe's Crab Shack only). Therefore, Ms. Ahearn received approximately 76% of target for her individual performance objectives (30%).

        The table below indicates the total annual cash incentive award payment for fiscal year 2012 for our named executive officers, as well as the weighted components used to determine award payments.

Name	Base Salary at 12/31/12		Target Award as a Percentage of Base Salary	Weighting of Adjusted EBITDA Objective	Weighting of Individual Performance Objectives	Actual Award Payment
Raymond A. Blanchette, III	$625,000	(a)	50%	100%	—	$365,969
Jeffrey L. Rager	$275,000		40%	100%	—	$—
James F. Mazany	$275,000	(d)	50%	40%	60%	$147,026
James W. Kuhn	$235,000		50%	40%	60%	$126,592
Robin N. Ahearn	$225,000		40%	70%	30%	$93,298

(a)
Mr. Rager's last day of employment with us was January 4, 2013. Because Mr. Rager was not employed with us at the time of annual cash incentive awards for fiscal year 2012, he was not entitled to any such award.

  One-time Bonus to Ms. Ahearn

        In addition to amounts under our Management Incentive Plan, Ms. Ahearn received a one-time $300,000 cash bonus in connection with the IPO. Such one-time bonus was given to provide Ms. Ahearn with compensation substantially equivalent to amounts that were realized by other senior executives in connection with their sale of common stock in the IPO. The Compensation Committee determined that Ms. Ahearn had not been provided equity awards in line with the other senior executive officers prior to the IPO and that such bonus was necessary to appropriately compensate Ms. Ahearn in connection with the IPO and consistent with our other senior executive officers.

  Long-Term Equity-Based Compensation

        Our Compensation Committee believes that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers' total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Additionally, our Compensation Committee believes that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent. Since our IPO, the Compensation Committee has awarded equity-based compensation in the form of SARs with time based vesting. The Compensation Committee believes the award of SARs with time based vesting provide executives with a long-term interest in our success and reward the creation of stockholder value over time.

        Prior to our IPO, we made grants of time vesting and performance vesting units of our former parent company, JCS Holdings. JCS Holdings continues to hold less than one percent of our outstanding common stock for the benefit of certain of our officers and directors who continue to hold unvested common units in JCS Holdings. Upon vesting of such common units, such officer or director is entitled to receive a distribution of shares of our common stock.

        Since our IPO, each executive officer has been provided with a grant of SARs when they join our Company based upon his or her position with us and his or her relevant prior experience. Each of our named executive officers were also granted SARs following the completion of our IPO. In addition to such SAR grants, the Compensation Committee may grant additional awards of SARs or other equity awards to retain our executives and to recognize the achievement of corporate and individual goals and/or strong individual performance.

        Each grant of SARs is awarded pursuant to a stock appreciation right agreement. In allocating the amount of equity awarded to our named executive officers, each individual's compensation package is reviewed and a subjective determination of the number of equity awards that would be appropriate to retain and motivate each executive officer in his or her position is set. A greater amount of equity is granted to our more senior executives who have more strategic responsibilities and a more direct impact on corporate results.

  2012 Long-Term Incentive Awards Granted following our IPO

        The Compensation Committee granted SARs awards to our named executive officers following our IPO in May 2012. The grants were made to incentivize our named executive officers to work to grow our stock price over time and as a retention incentive.

        The Compensation Committee approved the following long-term equity incentive grants in May 2012:

Name	Grant Date Fair Value of SARs ($)	Number of SARs Granted (#)	Exercise Price ($)
Raymond A. Blanchette, III	1,127,100	170,000	14.00
Jeffrey L. Rager(a)	281,775	42,500	14.00
James F. Mazany	281,775	42,500	14.00
James W. Kuhn	198,900	30,000	14.00
Robin N. Ahearn	198,900	30,000	14.00

(a)
Mr. Rager's last day of employment with us was January 4, 2013 and he forfeited the value of such SARs as of such date.

        In each case, 25% of the SARs described above will vest on each of June 30, 2013, 2014, 2015 and 2016.

  Types of Long-Term Award Grants

        Prior to our IPO, our long-term equity incentive awards were in the form of restricted common units in our former parent JCS Holdings, LLC. Since our IPO, the Compensation Committee has used SARs, which are described in detail below. Grants of equity compensation are made under our stockholder-approved 2012 Omnibus Incentive Plan (the Omnibus Plan), which allows the Compensation Committee to grant SARs, among other equity awards, to our key employees and outside directors.

  Stock Appreciation Rights

        We grant stock appreciation rights, which we refer to as SARs, because we believe they are "pay-for-performance" and aligned with stockholder interests because they have no value unless the share price appreciates. A SAR is a right to receive a payment in shares of our common stock equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the fair market value of our common stock at the close of market on the day prior to the date of grant. The SARS vest ratably over the course of four years, subject to continued employment on the vesting date, to encourage executive longevity and to compensate our executive officers for their contribution to our success over a period of time.

  Timing of Awards/Equity Award Granting Policy

        The Compensation Committee determines the size and terms and conditions of equity grants to our executive officers in accordance with the terms of our Omnibus Plan and approves them on an individual basis.

  Employment Agreements and Severance and Change of Control Benefits

        We do not currently have employment agreements with any of our named executive officers that provide for guaranteed employment.

        In connection with the grant of common units in our former parent company, we entered into unit grant agreements with each recipient that contain severance benefits and change of control provisions, the terms of which are described under the heading "—Potential Payments Upon Termination or Change of Control."

  Benefits and Executive Perquisites

        We believe that attracting and retaining superior management talent requires an executive compensation program that is competitive in all respects with the programs provided at similar companies.

        We do not maintain defined benefit plans, non-qualified deferred compensation plans or supplemental retirement plans for our executive officers.

  Other Benefits

        All named executive officers are eligible for benefits including: medical, dental, short- and long-term disability and life insurance. The executives participate in these plans on the same basis, terms, and conditions as other administrative employees.

  Perquisites

        Our executive officers, including our named executive officers, may make limited use of financial counseling and tax preparation services, receive an automobile allowance and a medical examination and other modest and customary perquisites, including dining discounts. Any perquisites are negotiated with the executive officer at the time such executive officer joins us. All such perquisites for the named executive officers are reflected in the "All Other Compensation" column of the Summary Compensation Table and the accompanying footnotes.

  Recovery of Certain Awards

        We do not currently have a formal policy for recovery of incentive-based compensation paid to current and former executive officers. However, despite the lack of a formal clawback policy for the recovery of incentive-based compensation awards, in connection with our recent restatement, the Compensation Committee asked each of our named executive officers (other than Ms. Ahearn who was not a named executive officer as of such time) to repay to the Company the difference between the amount each named executive officer was paid in incentive compensation and the amount each such officer would have been paid after giving effect to the restatement that occurred in fiscal year 2012. While the restatement was not the result of any management misconduct, the Compensation Committee nevertheless determined that a clawback was in the best interests of the Company and its stakeholders. The clawback applied to incentive compensation paid since fiscal year 2008, the year we implemented a measurable incentive compensation program tied to Adjusted EBITDA. As a result of the Compensation Committee's clawback decision, our named executive officers repaid an aggregate of $85,864 to the Company, which was comprised of $40,976 for fiscal year 2010 and $44,888 for fiscal year 2011. The restatement did not impact fiscal year 2008 or 2009 incentive compensation.

        We intend to implement a formal policy for the recovery of incentive-based compensation paid to current and former executive officers that will comply with regulations to be adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

  Risk Analysis of Compensation Plans

        After analysis, the Compensation Committee believes that our compensation policies and practices for our employees, including our executives, do not encourage excessive risk or unnecessary risk-taking and in our opinion the risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on us. The Compensation Committee believes our compensation programs have been balanced to focus our key employees on both short- and long-term financial and operational performance.

  Tax and Accounting Considerations

        Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for a company's named executive officers, other than its chief financial officer, unless such compensation qualifies as performance-based under such section. Our Compensation Committee seeks to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        In connection with decisions that relate to our equity incentive award plans and programs, the Compensation Committee considers the accounting implications of significant compensation decisions. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

  Hedging and Pledging

        None of our executive officers or directors holds any of our stock subject to a hedge or pledge.

Compensation of Named Executive Officers

        The tables in the following sections provide information required by the SEC regarding compensation paid to or earned by our named executive officers.

Summary Compensation Table

        The following table sets forth the total compensation for all services rendered in all capacities to us and our former parent, JCS Holdings, in fiscal years 2011 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option/SAR Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)		All Other Compensation ($)(c)	Total ($)
Raymond A. Blanchette, III	2012	577,884	—	1,127,100	365,969		16,094	2,087,047
President and Chief Executive Officer	2011	500,000		—	153,070	(d)	10,200	663,270	(d)
Jeffrey L. Rager(e)	2012	265,577	—	281,775	—		4,650	552,002
Senior Vice President and Chief Financial Officer	2011	250,000	—	—	61,228	(d)	—	311,228	(d)
James F. Mazany	2012	270,673	—	281,775	147,026		10,754	710,228
Senior Vice President and Chief Operations Officer, Joe's Crab Shack	2011	247,274	—	—	124,267	(d)	11,200	382,741	(d)
James W. Kuhn	2012	235,000	—	198,900	126,592		14,700	575,192
Senior Vice President and Chief Operations Officer, Brick House Tavern + Tap	2011	232,940	—	—	28,777	(d)	14,168	275,885	(d)
Robin N. Ahearn	2012	220,673	300,000	198,900	93,298		275	813,146
Senior Vice President and Chief Marketing Officer	2011	201,519	—	—	67,960		1,304	270,783

(a)
Equity awards were made in the form of SARs in fiscal 2012. Represents the aggregate grant date fair value for the equity awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 10 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2012 filed on March 20, 2013.

(b)
Represents annual cash incentive awards under our Management Incentive Plan. For fiscal 2012, the annual cash incentive is based on achievement of the Company's Adjusted EBITDA target for Mr. Blanchette and is based on a combination of Adjusted EBITDA target achievement and individual performance goals for Messrs. Mazany and Kuhn and Ms. Ahearn. See "—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Arrangements."

(c)
The amounts included in this column include the following:

Name	Automobile Allowance ($)	Financial Counseling and Tax Preparation ($)	Medical Examination ($)
Raymond A. Blanchette, III	10,200	4,394	1,500
Jeffrey L. Rager	—	3,000	1,650
James F. Mazany	10,200	554	—
James W. Kuhn	10,200	3,000	1,500
Robin N. Ahearn	—	275	—
(d)
In connection with our fiscal year 2012 restatement, our named executive officers (other than Ms. Ahearn who was not a named executive officer as of such time) each repaid the Company the difference between the amount each named executive officer was paid in incentive compensation in fiscal year 2011 and the amount each such officer would have been paid after giving effect to the restatement as follows: Mr. Blanchette, $25,105; Mr. Rager, $10,042; Mr. Mazany, $5,021; and Mr. Kuhn, $4,720.

(e)
Mr. Rager's last day of employment with us was January 4, 2013. Because Mr. Rager was not employed with us at the time of annual cash incentive awards for fiscal year 2012, he was not entitled to any such award. In addition, he forfeited the value of his SAR grant as of such date.

2012 Grants of Plan-Based Awards Table

        The following table sets forth information regarding grants of plan-based awards made to our named executive officers during fiscal year 2012 under our Management Incentive Plan and SARs awards granted under our Omnibus Plan to each of the named executive officers during fiscal year 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)					Grant Date Fair Value of Stock or Option/SAR Awards ($)(c)
						Exercise or Base Price of Option/SAR Awards ($/Sh)
					All Other Option/SAR Awards (#)(b)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Raymond A. Blanchette, III	—	125,000	312,500	468,750
	05/11/2012				170,000	14.00	1,127,100
Jeffrey L. Rager(d)	—	44,000	110,000	165,000
	05/11/2012				42,500	14.00	281,775
James F. Mazany		55,000	137,500	206,250
	05/11/2012				42,500	14.00	281,775
James W. Kuhn	—	47,000	117,500	176,250
	05/11/2012				30,000	14.00	198,900
Robin N. Ahearn	—	36,000	90,000	135,000
	05/11/2012				30,000	14.00	198,900

(a)
These amounts represent threshold, target and maximum annual cash incentive opportunities for each of the named executive officers under our Management Incentive Plan. The actual amount of the annual cash incentive award earned by each named executive officer for fiscal year 2012 is reported in the Summary Compensation Table. For a description of the performance targets relating to the Company's annual cash incentive opportunities for fiscal year 2012, please refer to "—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Arrangements" above.

(b)
Awards were made in the form of SARs.

(c)
Represents the aggregate grant date fair value for SARs granted, computed in accordance with FASB ASC Topic 718.

(d)
Mr. Rager's last day of employment with us was January 4, 2013. The entire amount of his SARs grant was forfeited as of such date and he became ineligible to receive an award under our Management Incentive Plan for fiscal year 2012.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information with respect to outstanding SARs and stock awards for each of the named executive officers as of December 31, 2012.

	Option Awards (a)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised SARs/ Options (#) Exercisable	Number of Securities Underlying Unexercised SARs/ Options (#) Unexercisable (a)		SAR/Option Exercise Price ($)	SAR/Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(b)		Market Value of Shares of Stock That Have Not Vested ($)(c)
Raymond A. Blanchette, III	06/11/2009						88,245	(d)	1,147,185
	05/11/2012	—	170,000		14.00	05/11/2022
Jeffrey L. Rager	05/11/2012	—	42,500	(e)	14.00	05/11/2022
James F. Mazany	05/11/2012	—	42,500		14.00	05/11/2022
James W. Kuhn	05/11/2012	—	30,000		14.00	05/11/2022
Robin N. Ahearn	05/11/2012	—	30,000		14.00	05/11/2022

(a)
These awards are in the form of SARs. Upon exercise of a SAR, the named executive officer will be entitled to a payment in shares of our common stock equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price of the SAR. The SARs will vest 25% on each of June 30, 2013, 2014, 2015 and 2016.

(b)
The shares of common stock shown in this column represent the number of shares of common stock of the Company the named executive officer will receive as a distribution from JCS Holdings upon the vesting of common units of JCS Holdings held by such named executive officer as of December 31, 2012.

(c)
The market value of awards is based on the closing price of our common stock on the Nasdaq Stock Market as of December 31, 2012, which was $13.00.

(d)
Mr. Blanchette held unvested common units in JCS Holdings as of December 31, 2012. Such common units vest on June 11, 2014, subject to continued employment, or prior to such date upon the occurrence of an underwritten public offering of equity securities with net proceeds to the Company in excess of $100 million or certain other organic transactions as set forth in the related unit grant agreement. Upon vesting, he will be entitled to receive a distribution of common stock.

(e)
January 4, 2013 was Mr. Rager's last day of employment with us. The SARs were forfeited as of such date.

Option Exercises and Stock Vested Table

        The following table sets forth information regarding the number and value of shares of common stock distributed to each named executive officer for common units of JCS Holdings that vested during fiscal year 2012. No named executive officer exercised a SAR during fiscal year 2012, as no such SARs were vested.

Name	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Raymond A. Blanchette, III	—	—
Jeffrey L. Rager	45,887	606,090
James F. Mazany	—	—
James W. Kuhn	—	—
Robin N. Ahearn	—	—

(a)
Reflects the number of shares of common stock earned upon the vesting of time-based and performance-based common units of JCS Holdings that vested during fiscal year 2012.

(b)
The market value is based upon the closing price of our common stock on the Nasdaq Stock Market as of the date the common units vested.

Pension Benefits

        Our named executive officers did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        Our named executive officers did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change in Control

        The information below describes and quantifies certain compensation that would become payable under each named executive officer's respective unit grant agreements if, as of December 31, 2012, their respective employment with us had been terminated. In addition, in connection with a change in control, as defined in the Omnibus Plan, the Compensation Committee may accelerate vesting of outstanding awards under the Omnibus Plan. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event. Mr. Rager's last day of employment was January 4, 2013. Below the table, we describe amounts paid in connection with the departure of Mr. Rager.

Named Executive Officer	Benefit	Death or Disability	Change in Control(a)	Termination Without Cause	Termination for Good Reason
Raymond A. Blanchette, III	Cash severance	$1,250,000	$1,250,000	$1,250,000	$1,250,000
	Acceleration of equity	—	—	—	—
	Health benefits continuation	6,923	6,923	6,923	6,923
	Total	$1,256,923	$1,256,923	$1,256,923	$1,256,923
James F. Mazany	Cash severance	—	$137,500	$137,500	—
	Acceleration of equity	—	—	—	—
	Health benefits continuation	—	3,462	3,462	—
	Total	—	$140,962	$140,962	—
James W. Kuhn	Cash severance	—	$117,500	$117,500	—
	Acceleration of equity	—	—	—	—
	Health benefits continuation	—	3,462	3,462	—
	Total	—	$120,962	$120,962	—
Robin N. Ahearn	Cash severance	—	$56,250	$56,250	—
	Acceleration of equity	—	—	—	—
	Health benefits continuation	—	947	947	—
	Total	—	$57,197	$57,197	—

(a)
Assumes the executive is terminated without cause following a change in control. Without a termination, the executive would receive only an acceleration of equity upon a change in control.

(b)
The market value of unvested common units is based upon the fair market value of the shares of common stock that such named executive officer would be entitled to receive upon the vesting of common units. The market value of common stock is based upon the closing price of our common stock on the Nasdaq Stock Market as of December 31, 2012, which was $13.00.

  Mr. Blanchette

        In accordance with his unit grant agreements, if his employment is terminated without cause (as such term is defined in the JCS Holdings, LLC Agreement) or he terminates his employment for good reason (as such term is defined in his 2009 unit grant agreement) or as a result of his death or disability (as such term is defined in his 2009 unit grant agreement), then he is, subject in the case of a termination without cause and a termination for good reason to his execution of a general release and his compliance with post-termination obligations relating to confidentiality, intellectual property, non-competition and non-solicitation, entitled to the following:

  •
  24 months salary continuation; provided, that if he becomes employed, this payment obligation ceases on the later of 12 months after termination or the date he is otherwise employed; and

  •
  12 months continuation of medical and dental coverage.

  Messrs. Mazany and Kuhn and Ms. Ahearn

        In accordance with their respective unit grant agreements, if their employment is terminated without cause (as such term is defined in the JCS Holdings, LLC Agreement), then the named executive officer is, subject to his or her execution of a general release and his compliance with post-termination obligations relating to confidentiality, intellectual property, non-competition and non-solicitation, entitled to the following:

  •
  For Messrs. Mazany and Kuhn

  –
  six months salary continuation; and

  –
  six months continuation of medical and dental coverage.

  •
  For Ms. Ahearn

  –
  three months salary continuation; and

  –
  three month continuation of medical and dental coverage.

  Separation of Mr. Rager

        January 4, 2013 was Mr. Rager's last day of employment with us. On December 10, 2012, we entered into a separation and release agreement with Mr. Rager pursuant to which he will receive bi-weekly severance payments equal to his then current base salary for a period of 26 weeks following his separation date on January 4, 2013, along with continued payment of the Company's contribution towards his health benefits for a period of six months following January 4, 2013. Such amounts are expected to equal $149,663 in the aggregate. Mr. Rager was also released from a nine month non-competition obligation that he would have been obligated by pursuant to his previous unit grant agreement. In addition, upon his termination, the value of Mr. Rager's fiscal year 2012 SARs grant was forfeited and he became ineligible to receive an award under our Management Incentive Plan for fiscal year 2012.

  Restrictive Covenants

        Under the terms of their respective unit grant agreements, each named executive officer (excluding Mr. Rager who is no longer subject to a unit grant agreement) has agreed to confidentiality obligations during and after employment. In addition, under their respective unit grant agreements, each named executive officer has agreed to the following:

  •
  For Messrs. Mazany and Kuhn

  –
  non-solicitation obligations for two years following employment termination; and

  –
  non-competition obligations for twelve months following employment termination.

  •
  For Ms. Ahearn

  –
  non-solicitation obligations for one year following employment termination; and

  –
  non-competition obligations for three months following employment termination.

        Mr. Rager is subject to the restrictive covenants agreed to in connection with his separation from the Company as described above.

  Change in Control under Omnibus Plan

        In connection with a change in control, as defined in the Omnibus Plan, the Compensation Committee may accelerate vesting of outstanding awards under the Omnibus Plan. In addition, such awards will be, in the discretion of the Compensation Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the award(s), or (iii) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for fiscal 2012 for filing with the SEC.

The Compensation Committee
Zane Leshner, Chair John F. Gilbert III Paul R. Vigano

NEXT ANNUAL MEETING—STOCKHOLDER PROPOSALS

Rule 14a-8 Proposals for Our 2014 Proxy Statement

        Pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the "Exchange Act"), a stockholder proposal submitted for inclusion in our proxy statement for the 2014 Annual Meeting must be received by December 27, 2013. However, pursuant to such rule, if the 2014 Annual Meeting is held on a date that is before May 5, 2014 or after July 4, 2014, then a stockholder proposal submitted for inclusion in our proxy statement for the 2014 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2014 Annual Meeting.

Stockholder Proposals of Business

        Under our bylaws that will be in effect for the 2014 Annual Meeting, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our bylaws. Our bylaws provide that the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2014 Annual Meeting between February 4, 2014 and March 6, 2014; provided, however, if and only if the 2014 Annual Meeting is not scheduled to be held between May 5, 2014 and August 3, 2014, such stockholder's notice must be delivered to our Corporate Secretary by the tenth day following the day on which the date of the 2014 Annual Meeting is publicly disclosed. The advance notice of the proposal must contain certain information specified in our By-laws, including information concerning the proposal and the stockholder proponent. The foregoing description is only a summary of the requirements of our By-laws. Stockholders intending to submit a proposal of business at the 2014 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our bylaws, as amended and restated and adopted as of May 15, 2012, which were filed with the SEC as an exhibit to a Form 10-Q on October 30, 2012.

 Stockholder Nominations of Directors

        Stockholders may nominate directors for election without consideration by the Corporate Governance and Nominating Committee by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws that will be in effect for the 2014 Annual Meeting, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, on the record date for the annual meeting and at the time of the annual meeting (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our bylaws. The stockholder must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2014 Annual Meeting between February 4, 2013 and March 6, 2014; provided, however, if and only if the 2014 Annual Meeting is not scheduled to be held between May 5, 2014 and August 3, 2014, such stockholder's notice must be delivered to our Corporate Secretary by the tenth day following the day on which the date of the 2014 Annual Meeting is publicly disclosed. The advance notice of the nomination must contain certain information specified in our bylaws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information as of, and within ten days of, the record date for the 2014 Annual Meeting. The foregoing description is only a summary of the requirements of our bylaws. Stockholders intending to submit a nomination for the 2014 Annual Meeting must comply with the provisions specified in our bylaws, as amended and restated and adopted on May 15, 2012, which were filed with the SEC as an exhibit to a Form 10-Q on October 30, 2012.

Contact Information

        Stockholder proposals or nominations should be sent to:

9900 Westpark Drive
Suite 300
Houston, Texas 77063
Attention: Corporate Secretary

 OTHER MATTERS

Other Business

        We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

By order of the Board of Directors,

Edward W. Engel Senior Vice President, General Counsel and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF IGNITE RESTAURANT GROUP, INC. June 4, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at IgniteRestaurantGroup.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors for terms expiring at 2016 annual meeting: O Zane Leshner O Joseph N. Stein 2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year 2013. In the discretion of the proxies on any other matter that may properly come before the meeting or any adjournments or postponements thereof. This proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR" the election of Messrs. Leshner and Stein and "FOR" the ratification of the appointment of Pricewaterhouse Coopers LLP as independent registered public accounting firm for fiscal year 2013. Please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20230000000000000000 0 060413 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 IGNITE RESTAURANT GROUP, INC. Proxy for Annual Meeting of Stockholders on June 4, 2013 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Raymond A. Blanchette III and Michael J. Dixon, and each of them, with full power of substitution and resubstitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Ignite Restaurant Group, Inc., to be held on June 4, 2013 at 9:00 a.m. local time at the Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas 77042, and at any adjournments or postponements thereof. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, and will vote on the matters described in both and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof: (Continued and to be signed on the reverse side.)